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As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-74415

United States
Securities and Exchange Commission
Washington, D.C. 20549

Post-Effective Amendment No. 9
to
Form S-8
Registration Statement
Under
The Securities Act of 1933

General Electric Company
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	14-0689340 (I.R.S. Employer Identification No.)

3135 Easton Turnpike
Fairfield, Connecticut 06828
(Address of Principal Executive Offices, including Zip Code)

Various Existing and Future GE or Affiliate Benefit and Compensation Plans

(Full titles of the Plans)

Michael R. McAlevey
Chief Corporate and Securities Counsel
3135 Easton Turnpike
Fairfield, Connecticut 06828
(Name and address of agent for service)

(203) 373-2967
(Telephone number, including area code, of agent for service)

Amendment No. 9

        This Amendment No. 9 to the Registration Statement on Form S-8 is being filed for the purpose of adding signatures for new plans offering GE common stock and plan interests to employees of GE affiliates and of withdrawing the General Electric Railcar Services Corporation Hourly Employees Savings Plan as a registrant under this registration statement. This Amendment No. 9 incorporates by this reference the contents of the Registration Statement on Form S-8 (File no. 333-74415) filed on March 15, 1999 (the "Original Filing"), Amendment No. 1 (filed March 17, 2000), Amendment No. 2 (filed July 13, 2000), Amendment No. 3 (filed October 13, 2000), Amendment No. 4 (filed October 19, 2001), Amendment No. 5 (filed February 14, 2002), Amendment No. 6 (filed June 28, 2002), Amendment No. 7 (filed August 29, 2002) and Amendment No. 8 (filed August 6, 2003), each to the extent not inconsistent with this Amendment No. 9.

        With this filing, the following plans are covered by this Registration Statement, each with the respective number of shares allocated from the aggregate amount originally registered, as adjusted for the 3-for-1 stock split effective April 27, 2000:

Plan Name	Date Added	Post-Split Shares Allocated
General Electric Company Directors' Compensation Plan	3/15/99	150,000
GE Automation Services, Inc. Affiliate 401(k) Savings Plan (formerly, GE Industrial Systems Solutions 401(k) Savings Plan)	3/15/99	600,000
Japan Employees' Share Purchase Program	3/15/99	300,000
Total Control Products, Inc. 401(k) and Profit Sharing Plan	3/17/00	300,000
Advanced Services, Inc. Employee Savings and Retirement Plan	7/13/00	300,000
Client Business Services, Inc. Retirement Income and Savings Plan	10/13/00	300,000
Harmon Industries, Inc. 1990 Incentive Stock Option Plan, and Harmon Industries, Inc. 1996 Long-Term Incentive Plan	10/13/00	370,000
SES Americom Retirement and Savings Plan	10/19/01	50,000
IGE Engines Holdings Limited Share Incentive Plan	6/28/02	270,000
ITI 401(k) Plan	8/29/02	50,000
Smallworldwide Executive Share Option Scheme, and Smallworldwide Limited Share Option Scheme 1996	8/06/03	204,000
Amersham Health Employee Savings Plan	5/14/04	150,000
Amersham Executive Share Option Scheme 1993	5/14/04	53,000
Amersham Biosciences Employee Savings Plan	5/14/04	150,000
Amersham North America Stock Option Plan 2000	5/14/04	19,000
Amersham Share Option Scheme 1992	5/14/04	263,000
Heller Financial, Inc. Savings and Profit Sharing Plan	5/14/04	50,000
Unallocated	n/a	3,021,000
Total Registered		6,600,000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        General Electric Company (the "Company") by this reference hereby incorporates into this Registration Statement the following documents filed by the Company:

  1.
  The Company's Annual Report on Form 10-K for the year ended December 31, 2003.

  2.
  The Company's Current Report on Form 8-K, filed by the Company on March 30, 2004, as amended by Form 8-K/A, filed by the Company on April 19, 2004.

  3.
  All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company's latest annual report.

  4.
  The description of the Company's Common Stock contained in the Registration Statement on Form S-3 (File No. 333-104526).

  5.
  The Annual Reports on Form 11-K of those plans obligated to file such reports, for the most recent year.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

        The Company's Corporate Counsel, Robert E. Healing, has passed upon the validity of the shares of GE common stock to be issued under the plans identified above. Mr. Healing beneficially owns or has rights to acquire an aggregate of less than 0.01% of the Company's common stock.

Item 6. Indemnification of Directors and Officers.

        Incorporated by reference to the Original Filing.

Item 8. Exhibits.

        See Exhibit Index.

        The registrant will submit or has submitted the qualified plans registered hereby, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

Item 9. Undertakings.

        Incorporated by reference to the Original Filing.

Signatures

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Amendment No. 9 on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on May 14, 2004.

GENERAL ELECTRIC COMPANY
By:	/s/ JEFFREY R. IMMELT* Chairman of the Board, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JEFFREY R. IMMELT* Jeffrey R. Immelt	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2004
/s/ KEITH S. SHERIN* Keith S. Sherin	Senior Vice President—Finance, Chief Financial Officer (Principal Financial Officer)	May 14, 2004
/s/ PHILIP D. AMEEN* Philip D. Ameen	Vice President and Comptroller (Principal Accounting Officer)	May 14, 2004
/s/ JAMES I. CASH, JR.* James I. Cash, Jr.	Director	May 14, 2004
/s/ DENNIS D. DAMMERMAN* Dennis D. Dammerman	Director	May 14, 2004
/s/ ANN M. FUDGE* Ann M. Fudge	Director	May 14, 2004

/s/ CLAUDIO X. GONZALEZ* Claudio X. Gonzalez	Director	May 14, 2004
/s/ ANDREA JUNG* Andrea Jung	Director	May 14, 2004
/s/ ALAN G. LAFLEY* Alan G. Lafley	Director	May 14, 2004
/s/ KENNETH G. LANGONE* Kenneth G. Langone	Director	May 14, 2004
/s/ RALPH S. LARSEN* Ralph S. Larsen	Director	May 14, 2004
/s/ ROCHELLE B. LAZARUS* Rochelle B. Lazarus	Director	May 14, 2004
/s/ SAM NUNN* Sam Nunn	Director	May 14, 2004
/s/ ROGER S. PENSKE* Roger S. Penske	Director	May 14, 2004
/s/ ROBERT J. SWIERINGA* Robert J. Swieringa	Director	May 14, 2004
/s/ DOUGLAS A. WARNER III* Douglas A. Warner III	Director	May 14, 2004
/s/ ROBERT C. WRIGHT* Robert C. Wright*	Director	May 14, 2004

*By:	/s/ MICHAEL R. MCALEVEY Michael R. McAlevey Attorney in Fact	May 14, 2004

        The Plans.    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfield, State of Connecticut, on May 14, 2004.

GE Automation Services, Inc. Affiliate 401(k) Savings Plan (formerly GE Industrial Systems Solutions
401(k) Savings Plan)
Total Control Products, Inc. 401(k) and Profit Sharing Plan
Advanced Services, Inc. Employee Savings and Retirement Plan
Client Business Services, Inc. Retirement Income and Savings Plan
SES Americom Retirement and Savings Plan
IGE Engines Holdings Limited Share Incentive Plan
ITI 401(k) Plan
Amersham Health Employee Savings Plan
Amersham Biosciences Employee Savings Plan
Heller Financial, Inc. Savings and Profit Sharing Plan

By:	/s/ ELIZA W. FRASER Eliza W. Fraser Attorney-in-Fact

Exhibit Index

Exhibit 4:	Restated Certificate of Incorporation and By-laws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form8-K dated April 27, 2000*
Exhibit 5	Opinion of Robert E. Healing*
Exhibit 23(a):	Consent of KPMG LLP**
Exhibit 23(b):	Consent of Robert E. Healing (included in Exhibit 5)*
Exhibit 23(c):	Consent of Spence, Marston, Bunch, Morris & Co.**
Exhibit 24(a):	Power of Attorney of certain Officers and Directors of GE relating to Affiliate Benefit Plans, filed as Exhibit 23(a) to Amendment No. 8*
Exhibit 24(b)
Power of Attorney of Plan Fiduciary relating to GE Automation Services, Inc. Affiliate 401(k) Savings Plan (formerly, GE Industrial Systems Solutions 401(k) Plan), filed as Exhibit 23(b) to Amendment No. 8*
Exhibit 24(c)	Power of Attorney of Plan Fiduciary relating to Total Control Products, Inc. 401(k) and Profit Sharing Plan, filed as Exhibit 24(c) to Amendment No. 1*
Exhibit 24(d)	Power of Attorney of Plan Fiduciary relating to Advanced Services, Inc. Employee Savings and Retirement Plan, filed as Exhibit 24(e) to Amendment No. 2*
Exhibit 24(e)	Power of Attorney of Plan Fiduciary relating to Client Business Services, Inc., Retirement Income and Savings Plan, filed as Exhibit 24(f) to Amendment No. 3*
Exhibit 24(f)	Power of Attorney of Plan Fiduciary relating to SES Americom Retirement and Savings Plan, filed as Exhibit 24(g) to Amendment No. 4*
Exhibit 24(g)	Power of Attorney of Plan Fiduciary relating to the IGE Engines Holdings Limited Share Incentive Plan, filed as Exhibit 24(i) to Amendment No. 6*
Exhibit 24(h)	Power of Attorney of Plan Fiduciary relating to the ITI 401(k) Plan, filed as Exhibit 24(j) to Amendment No. 7*
Exhibit 24(i)	Power of Attorney of Plan Fiduciary relating to the Amersham Health Employee Savings Plan**
Exhibit 24(j)	Power of Attorney of Plan Fiduciary relating to the Amersham Biosciences Employee Savings Plan**
Exhibit 24(k)	Power of Attorney of Plan Fiduciary relating to the Heller Financial, Inc. Savings and Profit Sharing Plan**

*
Filed previously

**
Filed electronically herewith.

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Amendment No. 9
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers.
  Item 8. Exhibits.
  Item 9. Undertakings.
Signatures
Exhibit Index